EXHIBIT 1.(a)

                       [FORM OF UNDERWRITING AGREEMENT --
                          SUBJECT TO ADDITIONAL REVIEW]

                             VISUAL DATA CORPORATION
                                1,000,000 SHARES
                  OF COMMON STOCK, $.0001 PAR VALUE PER SHARE,
                                       AND
               1,000,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS


                             UNDERWRITING AGREEMENT

                                                 As of __________________, 1997

Nico P. Pronk, President
Noble International Investments, Inc.
1801 Clint Moore Road, Suite 110
Boca Raton, Florida 33487

Ladies and Gentlemen:

         Visual Data Corporation, a Florida corporation (the "Company"), proposes to sell to Noble International Investments, Inc., a Florida corporation (the "Representative"), and the several other underwriters named on Schedule 1 attached hereto (collectively, the "Underwriters"), and the Underwriters severally propose to purchase from the Company, an aggregate of 1,000,000 shares ("Shares") of the Company's common stock, par value $.0001 per share ("Common Stock"), and 1,000,000 redeemable common stock purchase warrants (the "Warrants"), as more fully described in Section 1 hereinbelow (the Shares, the Warrants, and the shares of Common Stock of the Company underlying the Warrants are hereinafter sometimes collectively referred to as the "Securities").

         In addition, either the Company or Randy S. Selman and Alan M. Saperstein (collectively, and jointly and severally, the "Selling Shareholders") shall grant to the Underwriters the option to purchase up to an additional 150,000 shares of Common Stock (the "Optional Shares") solely for the purpose of covering over-allotments (the "Over-Allotment Option"), if any, in connection with the sale of the Securities. The Company shall grant to the Underwriters the option to purchase up to an additional 150,000 warrants ("Optional Warrants") solely for the purpose of covering the Over-Allotment Option. (The Optional Warrants are referred to collectively as the "Optional Securities" described above and Optional Securities are referred to collectively as the "Securities," unless the context otherwise requires).

         1. PURCHASE, SALE, AND DELIVERY OF THE SECURITIES AND UNDERWRITERS' WARRANTS.

                  (a) PURCHASE AND SALE OF THE SECURITIES. On the basis of the representations, warranties, covenants, and agreements of the Company and the Selling Shareholders herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and the Underwriters, severally and not jointly, agree to purchase


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from the Company, (i) the Shares at a purchase price of $6.00 per share and (ii)
the Warrants at a purchase price of $.10 per Warrant. Each Warrant shall entitle the holder to purchase one share of Common Stock at a price of $7.20 per share commencing six months from the Effective Date until five years after the Effective Date. The Warrants shall be redeemable by the Company for $.05 per Warrant at any time, commencing six months from the Effective Date and upon the Company's providing 30 days' prior written notice, if the closing bid price for Common Stock as reported by the principal exchange on which the Common Stock is then traded equals or exceeds $9.00 per share for 20 consecutive days. The form of the Warrant to be used is attached as an exhibit to the Registration
Statement (defined below).

                  The Underwriters plan to offer the Securities for sale to the public at the price (the "Public Offering Price") and upon the terms set forth in the Prospectus (as defined below) (the "Public Offering") as soon as practicable after the date the Registration Statement (as defined below) is declared effective (the "Effective Date") by the U.S. Securities and Exchange Commission (the "Commission"). The Company and the Selling Shareholders acknowledge that the Representative shall have the right to select and form a syndicate of selected dealers and other Underwriters, reasonably acceptable to the Company, to assist the Representative in the Public Offering.

                  (b) PURCHASE AND SALE OF THE OPTIONAL SECURITIES. The Company or the Selling Shareholders hereby grant to the Underwriters an option to purchase from the Company and/or the Selling Shareholders, as the case may be, solely for the purpose of covering over-allotments in connection with the sale of the Securities, all or any portion of the Optional Securities for a period of 45 days from the Effective Date at the same purchase price per security payable by the Underwriters for each security as provided in Subsection 1(a) above.

                  The option to purchase Optional Securities granted in Subsection 1(b) hereof may be exercised on such number of occasions as is determined by the Representative during the term thereof by written notice to the Company and/or the Selling Shareholders, as the case may be, from the Representative. Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised and the time and date of payment and delivery therefor. Such time and date of delivery shall not be later than either the Closing Date (as defined below) or the second business day after the day on which the option shall have been exercised (the "Option Closing Date"). The Option Closing Date shall also refer to any subsequent Option Closing Date in the event such option is exercised in part on more than one occasion. Delivery and payment for such Optional Securities shall be at the offices set forth below for delivery and payment of the Securities.

                  The obligation of the Underwriters to purchase and pay for any of the Optional Securities is subject (as of the date hereof and as of the Closing Date and/or the Option Closing Date) to the accuracy and completeness of and compliance in all material respects with the representations and warranties of the Company and the Selling Shareholders herein, to the accuracy and completeness of the statements of the Company or its officers made in any certificate or other documents to be delivered by the Company and/or the Selling Shareholders pursuant to this Agreement, to the performance in all material respects by the Company and/or the Selling Shareholders of its or their obligations hereunder, to the satisfaction by the Company and/or the Selling Shareholders of the conditions as of the date hereof and as of the Closing Date


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and/or Option Closing Date, set forth in Subsection 1(c) hereof, and to the delivery to the Representative of opinions, certificates and letters dated the Closing Date and/or Option Closing Date substantially similar in scope to those specified in Section 7, but with each reference to the "Securities" and the "Closing Date" being deemed to be the "Optional Securities" and "Option Closing Date." In the event that the Representative purchases any Optional Shares from the Selling Shareholders, the Selling Shareholders shall pay to the Representative the Representative's discount provided in Subsection 5(b) of this Agreement, the non-accountable expense allowance provided in Subsection 5(c) of this Agreement, and all other expenses and costs attributable to such purchase of Optional Shares.

                  (c) DELIVERY OF AND PAYMENT FOR THE SECURITIES. Delivery of the certificates representing the Securities shall be made to the Underwriters at the offices of the Representative, or such other location as the Representative shall determine and advise the Company upon at least two full business days' notice in writing, against payment therefor by federal wire transfer to the Company as appropriate at 11:00 A.M., Eastern Time, on _____________, 1997, or at such other time and business day (Saturdays, Sundays, and legal holidays in Boca Raton, Florida, not being considered business days for the purposes of this Agreement), not later than the third business day following the date the Underwriters began trading the Securities, as shall be agreed upon by the Representative and the Company, which time and date are herein called the "Closing Date." If the Underwriters purchase any Optional Shares pursuant to the Over-Allotment Option, delivery and payment for the certificates representing the Optional Shares shall be made in the same manner described herein on the Option Closing Date.

                  Delivery of the certificates representing the Securities shall be made in registered form in such name or names and in such denominations as the Representative shall specify to the Company upon at least two full business days' notice in writing prior to the Closing Date or the Option Closing Date, as the case may be. The Company will make the certificates available to the Representative for examination at the offices of the Representative or at such other location as the Representative shall specify to the Company, not later than 2:00 P.M., Eastern Time, on the business day immediately preceding the Closing Date or the Option Closing Date, as the case may be.

                  (d) DELIVERY AND PAYMENT OF THE UNDERWRITERS' WARRANTS. On the Closing Date, the Company will sell to the Representative or its designee, and the Representative or its designee shall purchase, the Underwriters' Warrants, as more fully described in Section 6(a) herein. The Underwriters' Warrants will be in the form of, and in accordance with, the provisions of the Underwriters' Warrants attached as an exhibit to the amendment to the Registration Statement (as defined below). Payment for the Underwriters' Warrants will be made to the Company by check or checks payable to its order on the Closing Date against delivery of the certificates representing the Underwriters' Warrants. The certificates representing the Underwriters' Warrants will be in such denominations and in such names as the Representative may request at least two business days prior to the Closing Date.

                  (e) USE OF PROSPECTUS. The Company and the Selling Shareholders hereby confirm their authorization to the Underwriters to use, and to make available for use by dealers, the Preliminary Prospectus and Prospectus (as defined below), and the Company and the Selling Shareholders hereby authorize the Underwriters, all selected dealers, and all other dealers to


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whom any of the Securities may be sold by the Underwriters or selected dealers, to use the Preliminary Prospectus and Prospectus, as from time to time amended or supplemented, in connection with the sale of the Securities in accordance with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the rules and regulations of the Commission thereunder (the "Regulations"), and applicable state law until completion of the Public Offering and for such longer period as the Underwriters may request if the Prospectus is required to be delivered in connection with sales of the Securities by the Underwriters or a dealer.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS.

                  (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each, and agrees with the Underwriters, that:

                           (1) REGISTRATION STATEMENT ON FORM SB-2. The Company
has prepared in conformity with the requirements under the Securities Act and the Regulations, and has filed with the Commission under the Securities Act, a registration statement on Form SB-2, File No. 333-18819 (the "Registration Statement"), including the related Prospectus, for the registration of the sale of the Securities and the Underwriters' Warrants and the securities underlying the Underwriters' Warrants (collectively, the "Warrant Securities"). The conditions for the use of a registration statement on Form SB-2 set forth in the General Instructions thereto have been satisfied with respect to the Company, the transactions contemplated herein, and the Registration Statement. As used in this Agreement, the term "Registration Statement" means such registration statement of the Company, as amended (pre- or post-effectiveness), on file with the Commission at the time the registration statement or any post-effective amendment thereto becomes effective under the Securities Act (including all financial statements and financial schedules, exhibits, all other documents filed as a part thereof or incorporated by reference therein, and all the information contained in any final Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed by virtue of Rule 430A under the Securities Act to be part of the Registration Statement). The term "Prospectus" as used herein means the final Prospectus included as part of the Registration Statement, including, if applicable, the information contained in any final Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed by virtue of Rule 430A under the Securities Act to be part of the Registration Statement. The term "Preliminary Prospectus" refers to and means any prospectus included in the Registration Statement or any amendment thereto prior to the Registration Statement becoming effective under the Securities Act.

                           (2) USE AND ACCURACY OF PROSPECTUS. Neither the
Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Prospectus or any part thereof, and no proceedings for that purpose have been instituted or, to the Company's knowledge, are pending, threatened or contemplated. Each Prospectus delivered to the Underwriters for dissemination in connection with the Public Offering, at the time of filing thereof and delivery to the Underwriters for such dissemination, did not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the foregoing shall not apply, however, to statements in, or


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omissions from, any Prospectus that are based upon and conform to written information furnished to the Company with respect to any Underwriter (or any affiliate or associate thereof) by or on behalf of the Underwriters or such Underwriters specifically for use in the preparation thereof.

                           (3) EFFECTIVENESS AND ACCURACY OF REGISTRATION
STATEMENT. The Registration Statement has or will become effective under the Securities Act as of the Effective Date. The Registration Statement and the Prospectus, from the Effective Date through the Closing Date and, if Optional Securities are purchased, up to and including the Option Closing Date (and if there are multiple Option Closing Dates, up to and including the last Option Closing Date), will comply in all respects with the applicable requirements of the Securities Act and the Regulations, and neither the Registration Statement nor the Prospectus will, on such dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, on such dates, no event will have occurred that should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus that has not then been set forth in such an amendment or supplement; the foregoing shall not apply, however, to statements in, or omissions from, the Registration Statement or the Prospectus that are based upon and conform to written information furnished to the Company with respect to the Underwriters (or any affiliate or associate thereof) by or on behalf of the Underwriters specifically for use in the preparation thereof. The descriptions in the Registration Statement and the Prospectus of contracts and other documents of the Company are accurate and present fairly the information required to be disclosed, and there are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement under the Securities Act or the Regulations which have not been so described or filed as required. The Company has complied with all requests of the Commission and any state securities commission in a state designated by the Representative pursuant to Subsection 3(e) hereof for additional information to be included in the Registration Statement and Prospectus or otherwise.

                           (4) INDEPENDENT PUBLIC ACCOUNTANTS. Goldstein, Lewin
& Co., the accountants whose reports on the financial statements of the Company are filed with the Commission as a part of the Registration Statement are, and were during the periods covered by their respective reports, independent public accountants as required by the Securities Act and the Regulations.

                           (5) ORGANIZATION, QUALIFICATION, ETC. The Company
does not have any subsidiaries and the Company does not own, and at the Closing Date and any Option Closing Date will not own, directly or indirectly, any stock or other equity interest in, or control, directly or indirectly, any other corporation, partnership or other entity, other than HotelView Corporation, a [Florida] corporation and wholly-owned subsidiary ("HotelView"). Each of the Company and HotelView is (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus and (ii) duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such qualification


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necessary, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, business, assets, properties, results of operations or prospects (financial or otherwise) of the Company (hereinafter a "Material Adverse Effect"). Complete and correct copies of the articles of incorporation and the by-laws of each of the Company and HotelView in effect on the date hereof have been delivered to the Representative, and no changes therein will be made on or subsequent to the date hereof and prior to the Closing Date and/or any Option Closing Date.

                           (6) PERMITS AND LICENSES. Each of the Company and
HotelView has all approvals, licenses, franchises, authorizations and permits (collectively, "Permits") necessary under all applicable statutes, codes, rules, regulations, orders and decrees of governments or governmental bodies (collectively, "Laws") to own, lease or use its assets and to conduct its business as described in the Prospectus, except where the failure to have any such Permits, singly or in the aggregate, will not have a Material Adverse Effect. Neither the Company nor HotelView has received notice of any proceedings relating to the revocation or modification of any such Permits and the Company and HotelView are each in all respects in compliance with all of their Permits, except where the failure to comply, either singly or in the aggregate, will not have a Material Adverse Effect. The Company is not aware of any breach, violation or default with respect to such Permits.

                           (7) CAPITALIZATION AND LEGALITY OF SECURITIES. The
authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization." The Company will have the adjusted capitalization set forth therein on the Closing Date and each Option Closing Date, if any, based on the assumptions set forth therein. There are no preemptive rights with respect to any outstanding securities of the Company. The capital stock and other securities of the Company conform to the descriptions thereof contained in the Prospectus under the caption "Description of Securities," and consists of 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"). As of the date hereof, there are 1,889,849 shares of Common Stock issued and outstanding. There are no shares of Preferred Stock outstanding. In addition, the Company has outstanding options to purchase an aggregate of ______ shares of Common Stock and warrants to purchase an additional ______ shares of Common Stock, as such options and warrants are more fully described in the Registration Statement and the Prospectus. The Company has sufficient authorized (and neither issued nor outstanding) Common Stock to be offered and sold as contemplated herein, and to be issued upon exercise of the Warrants and the Underwriters' Warrants. Except as otherwise set forth in the Prospectus, there are no outstanding options, warrants, or other rights to purchase any shares of Common Stock or other capital stock of the Company, or to purchase any other securities convertible into or exchangeable for Common Stock or any other capital stock of the Company. The outstanding securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All the shares of Common Stock to be offered by the Prospectus have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, the Prospectus, and the Representative's Warrant, as applicable, will be validly issued, fully paid and nonassessable. The Representative's Warrant will constitute, when sold and delivered as contemplated, a valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and similar laws


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and court decisions now or hereafter in effect relating to or affecting creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity). A sufficient number of shares of Common Stock have been reserved for issuance upon sale and exercise of the Warrants, and the Underwriters' Warrants.

                           (8) REGISTRATION OF SECURITIES, UNDERWRITERS'
WARRANTS AND WARRANT SECURITIES. Upon the effectiveness of the Registration Statement, the Securities, Underwriters' Warrants and Warrant Securities shall have been listed on The Nasdaq SmallCap Market(R). The Company has taken no action designed, or likely, to have the effect of terminating the registration of the Securities under Section 12(g) of the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The registration of the Securities, Underwriters' Warrants and Warrant Securities under the Exchange Act was declared effective on the Effective Date, and the Company has not received any notification that the Commission is contemplating terminating such registration.

                           (9) EXCHANGE ACT FILINGS. As of the filing date, each
report or statement filed by the Company with the Commission pursuant to the Exchange Act complied as to form in all respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. From the Effective Date thereafter, the Company shall comply with all periodic reporting and proxy solicitation requirements imposed by the Commission pursuant to the Exchange Act, and shall promptly furnish the Representative with copies of all material filed with the Commission pursuant to the Exchange Act or otherwise furnished to the shareholders of the Company.

                           (10) TAXES. No transfer tax, stamp duty or other
similar tax is payable by or on behalf of the Underwriters in connection with
(i) the issuance by the Company of the Securities, including the Warrant Securities, (ii) the purchase by the Underwriters of the Securities from the Company or the Selling Shareholders and the purchase by the Representative of the Underwriters' Warrants from the Company, (iii) the consummation by the Company of any of its obligations under this Agreement, or (iv) resales of the Securities in connection with the distribution contemplated hereby.

                           (11) FINANCIAL STATEMENTS. The financial statements
(audited and unaudited), and related financial schedules and notes (collectively, the "Financial Statements"), filed with and as part of the Registration Statement, comply in all respects with the applicable accounting requirements of the Securities Act and the Regulations and present fairly the financial position of the Company as of the dates thereof and results of operations and changes in cash flows of the Company for the periods to which they apply, and such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved. All adjustments that, in the opinion of management, are necessary for a fair presentation of the results for all such periods have been made. The Financial Statements included in the Registration Statement and the Prospectus are the only financial statements required under the Securities Act or the Regulations to be included in the Registration Statement and the Prospectus. The other financial and statistical information


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included in the Prospectus, including, without limitation, "Prospectus Summary",
"Summary Consolidated Financial and Operating Data" and "Selected Consolidated Financial Data" presents fairly the information shown therein, and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the books and records of the Company.

                           (12) MATERIAL LOSS. Neither the Company nor HotelView
has, since the date of the latest financial statements included in the Prospectus or the Registration Statement, sustained any material loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, or decree, other than as set forth in the Prospectus. Since the respective dates as of which information is set forth in the Prospectus, and except as otherwise set forth therein: (i) there has not been any change in the capital stock, or material increase in the short term or long-term debt, of the Company or HotelView taken as a whole; (ii) there has not been any material adverse change or any prospective material adverse change in the condition (financial or otherwise), business, prospects (financial or otherwise), results of operations, general affairs, or management of the Company or HotelView, whether or not arising in the ordinary course of business; (iii) no event has occurred that would result in a material write-down of assets of the Company or HotelView (iv) neither the Company nor HotelView has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, other than those in the ordinary course of business; (v) neither the Company nor HotelView has purchased any of its outstanding capital stock; (vi) there has been no dividend or distribution of any kind declared, paid, or made by the Company in respect of the Common Stock; and (vii) there has not been any execution or imposition of any material lien, charge, or encumbrance upon the respective property or assets of the Company or HotelView.

                           (13) INSURANCE. The Company and HotelView each
maintain such insurance policies, including, but not limited to, general liability, product and property insurance as are necessary to insure the Company, HotelView and their respective employees, against such losses and risks generally insured against by comparable businesses. Neither the Company nor HotelView has (i) failed to give notice or present any insurance claim with respect to any matter, including but not limited to such entity's business, property or employees, under any insurance policy or surety bond in a due and timely manner, (ii) disputes or claims against any underwriter of such insurance policies or surety bonds or has not failed to pay any premiums due and payable thereunder, or (iii) failed to comply with all conditions contained in such insurance policies and surety bonds. There are no facts or circumstances under any such insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company or HotelView.

                           (14) COMPLIANCE WITH DOCUMENTS AND LAWS. Neither the
Company nor HotelView is in violation of its articles of incorporation, by-laws, or other governing documents. Neither the Company nor HotelView is in default in the due performance of any lease or other contract, indenture, mortgage, deed of trust, note, loan, or other agreement or instrument to which the Company or HotelView is a party or by which either of them is, or any of their respective properties or businesses are subject, or any applicable license, franchise, certificate, permit, authorization, statute, rule or regulation of or from any public, regulatory, or


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governmental agency or authority having jurisdiction over the Company or
HotelView or any of their respective properties or assets, or any approval, consent, order, judgment or decree. The Company and HotelView are each in compliance with all laws, rules and regulations applicable to their respective businesses. The execution and performance of this Agreement by the Company will not conflict with or result in a breach or violation of, or default under, any lease or other material contract, indenture, mortgage, deed of trust, note, loan, or other material agreement or instrument to which the Company or HotelView is a party or by which either of them, or any of their respective properties or businesses are, subject and no consent, approval, authorization, or order of any court or governmental authority or agency having jurisdiction over the Company or HotelView or any of their respective properties or assets is required to be obtained by the Company or HotelView for the consummation by the Company or HotelView of the transactions contemplated herein, except such as have been obtained or may be required under the Securities Act or the Regulations or under state securities laws or the applicable rules and regulations promulgated thereunder.

                           (15) AUTHORIZATION OF AGREEMENTS. Each of this
Agreement, the Warrants, the Underwriters' Warrants and the Financial Consulting Agreement (as described herein and in the Prospectus), has been duly authorized, executed, and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement, the Warrants, the Underwriters' Warrants and the Financial Consulting Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with the terms of this Agreement, the Warrants, the Underwriters' Warrants and the Financial Consulting Agreement have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of the articles of incorporation or by-laws of the Company, (ii) result in a breach of or conflict with any of the terms or provisions of, or constitute default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to any indenture, mortgage, note, contract, commitment or other agreement or instrument to which the Company is a party or under which the Company or any of its properties or assets are or may be bound or affected,
(iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, or any of its properties or business, or (iv) violate any Permits of the Company except for any Permits, the violation of which will not cause a material adverse effect on the business, financial condition or prospects of the Company. The Agreement, Warrants, the Underwriters' Warrants and the Financial Consulting Agreement conform to the descriptions thereof in the Prospectus.

                           (16) TITLE TO PROPERTY. The Company and HotelView
each have good and marketable title to, and valid and enforceable leasehold estates in, all items of property described in the Registration Statement or the Prospectus as owned or leased by each of them, as the case may be, or that are material to the conduct of their businesses free and clear of all liens, encumbrances, claims, security interests, and other restrictions, other than those described in the Registration Statement or Prospectus. The leases, licenses or other contracts or instruments under which either the Company or HotelView leases, holds or is entitled to use any property, real or personal, are valid, subsisting and enforceable, and neither the Company nor


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HotelView is in material default thereunder and, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Neither the Company nor HotelView has received notice of any violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. The Company and HotelView have insured their properties against loss or damage by fire or other casualty and maintain such other insurance as management of the Company and HotelView believes is adequate for their respective present business operations.

                           (17) INTELLECTUAL PROPERTY. Except as set forth in
the Prospectus, the Company and HotelView each own or possess the requisite licenses, registrations or other evidences of adequate and full rights to use all copyrights, patents, trademarks, service marks, trade names, trade dress logos, know-how, trade secrets, licenses, Internet domain names and rights in any way thereof ("Intellectual Property") presently used in or necessary to conduct their respective businesses as described in the Prospectus and the Registration Statement. Neither the Company nor HotelView has knowingly infringed the rights of another with respect to any item of Intellectual Property, and there is no outstanding claim of or notice from others alleging any such infringement. There is no claim, notice or action by any person pertaining to, or proceeding pending or, to the Company's knowledge, threatened, which challenges the rights of the Company or HotelView with respect to any Intellectual Property used in the conduct of their respective businesses.

                           (18) LITIGATION. There is no litigation or
governmental or other proceeding or investigation before any court or before or by any public, regulatory, or governmental agency or authority (or any judgment, decree, or order of such court, agency, or authority) pending or, to the best knowledge of the Company, threatened to which the Company or HotelView is a party or of which their respective businesses or properties are subject which is not disclosed in the Prospectus or Registration Statement as required by the Securities Act or the Regulations. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company or HotelView or enjoining the Company or HotelView from taking, or requiring the Company or HotelView to take, any action, or to which they or their respective properties or businesses are bound or subject.

                           (19) RELATED PARTY TRANSACTIONS. Except as set forth
in the Prospectus, no officer, director, shareholder or partner of the Company or HotelView or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or HotelView, or (B) purchases from or sells or furnishes to the Company or HotelView any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company or HotelView is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Relationships and Related Transactions," there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company or HotelView and any officer, director or 5% or greater securityholder of the Company or HotelView, or any partner, affiliate or associate of any of the foregoing persons or entities.

                           (20) PROHIBITED PAYMENTS. Neither the Company nor
HotelView, nor any of their respective directors or officers acting in any capacity on their behalf has used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

                           (21) INTERNAL ACCOUNTING CONTROLS. The Company and
HotelView each maintain a system of internal accounting controls which, taken as a whole, is sufficient to cause them to comply with the Foreign Corrupt Practices Act of 1977, as amended, and to meet the broad objectives of preventing and detecting errors or irregularities in amounts that would be material to the Company's or HotelView's financial statements. Except as specifically disclosed in the Prospectus, neither the Company nor HotelView, nor any employee or agent of either of them, has made any payment or transfer of any funds or assets of the Company or HotelView, conferred any personal benefit by the use of the assets of the Company or HotelView, or received any funds, assets, or personal benefit in each case in violation of any law, rule, or regulation, which is required to be disclosed in the Prospectus or necessary to make the statements therein not misleading.

                           (22) TAX RETURNS. The Company and HotelView (i) have
paid all federal, state, local and foreign taxes for which they are liable and have furnished all information returns they are required to furnish pursuant to the Internal Revenue Code of 1986, as amended, (ii) have established adequate reserves for such taxes which are not yet due and payable and (iii) do not have any tax deficiency or claims outstanding, proposed or assessed against them. Neither the Company nor HotelView has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes, nor are either of them parties to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against either of them. Neither the Company nor HotelView has been, nor is currently being, audited by any taxing authority, nor has the Company nor HotelView entered into any agreement to toll any applicable statute of limitations with respect to the payment of any taxes.

                           (23) EMPLOYEE PLANS. Except as set forth in the
Registration Statement or the Prospectus, neither the Company nor HotelView has any employee benefit plans (including, without limitation, pension, profit sharing, and welfare benefit plans) or deferred compensation arrangements.

                           (24) LABOR DISPUTES. The Company and HotelView have
each generally enjoyed a satisfactory employer-employee relationship with their respective employees and are in compliance with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company or HotelView by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or HotelView pending before the National Labor Relations

Board or any lockout, strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or HotelView, or any predecessor entity, and none has ever occurred. No representation question exists respecting the employees of the Company or HotelView, no collective bargaining agreement or modification thereof is currently being negotiated by the Company or HotelView nor is the Company or HotelView a party to any such agreement. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or HotelView. No labor dispute exists or, to the knowledge of the Company, is imminent with the employees of the Company or HotelView.

                           (25) REGISTRATION RIGHTS. Except as set forth in the
Registration Statement or the Prospectus, no person, firm, or entity of any nature whatsoever has any right to require the Company to register or attempt to register under the Securities Act or any other securities law any shares of capital stock, including Common Stock or securities convertible into or exchangeable or exercisable for any shares of capital stock including Common Stock, by reason of the filing of the Registration Statement with the Commission or otherwise.

                           (26) STABILIZATION. Neither the Company, nor
HotelView, nor any person that controls, is controlled by or is under common control with, the Company has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation under the Exchange Act of the price of any security in order to facilitate the sale or resale of any of the Securities.

                           (27) INVESTMENT COMPANY. The Company is not, and upon
the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                           (28) FINDER OR BROKER. The Company has not retained
or dealt with any broker or finder with respect to the transactions contemplated hereby, and the Company knows of no outstanding claims for services in the nature of a finder's fee or origination fee with respect to the sale of the Securities hereunder. The Company will indemnify and hold harmless the Underwriters with respect to any claim for a finder's fee by any party claiming to be owed such fee based on contacts, conversations, or arrangements with the Company.

                           (29) CONTRACTS. Each contract or other instrument to
which either the Company or HotelView is a party or by which their respective properties or businesses are or may be bound or affected and to which reference is made in the Registration Statement or Prospectus has been duly and validly executed by the Company or HotelView, as the case may be, is in full force and effect in all material respects and, based on the fact that each other party has full power, corporate or otherwise, to execute, deliver and perform such contracts, is enforceable against the parties thereto in accordance with its terms. None of such contracts or instruments has been assigned by the Company or HotelView, as the case may be, nor are they in default thereunder and, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder which individually or in the aggregate could reasonably be expected to have a material adverse effect upon the business, financial condition or prospects of the Company or HotelView. Additionally, none of the material provisions of such contracts or instruments violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or Hotelview or any of their respective assets or businesses.

                           (30) NASD INFORMATION. All information provided by
the Company to the Representative or its counsel in connection with any filings made with the National Association of Securities Dealers, Inc. ("NASD") with respect to the Public Offering is true and correct.

                           (31) COMPLIANCE WITH ENVIRONMENTAL LAWS AND
REGULATIONS. The Company and HotelView are each in compliance in all material respects with all applicable federal, state and local environmental laws and regulations, including, without limitation, those applicable to emissions to the environment, waste management and waste disposal (collectively, the "Environmental Laws"), except for any such noncompliance as may be described in the Registration Statement or Prospectus and, to the Company's knowledge, there are no circumstances that would prevent, interfere with, or materially increase the cost of such compliance in the future. Except as set forth in the Registration Statement or Prospectus, there is no claim under any Environmental Laws ("Environmental Claim"), pending or threatened against or affecting the Company or HotelView and, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment that could form the basis of any Environmental Claim against or affecting the Company or HotelView.

                           (32) BUSINESS WITH CUBA. Neither the Company nor
HotelView is doing business with the government of Cuba or with any person or affiliate located in Cuba.

                           (33) INDEBTEDNESS. There are no outstanding loans,
advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or HotelView to or for the benefit of any of the officers or directors of the Company or HotelView or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

                           (34) ACQUISITIONS OR DISPOSITIONS. Except as set
forth in the Registration Statement and Prospectus, neither the Company nor HotelView has consummated the acquisition or disposition of any business or property which is "significant" to them within the meaning of Regulation S-X under the Securities Act, and no such acquisition or disposition is probable.

                           (35) CHANGES. At any time, if there is any change in
the information referred to in this Subsection 2(a), the Company will immediately notify Representative of such change.

                           (36) REPRESENTATIONS AND WARRANTIES OF THE SELLING
SHAREHOLDERS. The Company is not aware, and has no reason to believe, that any representation or warranty of the Selling Shareholders set forth in Subsection 2(b) below is untrue or inaccurate in any material respect.

                           (37) ADDITIONAL REPRESENTATIONS. To the Company's
knowledge, no director, officer, or key employee of the Company has been convicted of any felony, experienced a personal bankruptcy, or been an officer, director, or key employee of any company that during their tenure with such company experienced any bankruptcy, or had any trustee, receiver, or conservator appointed with respect to its business or assets.

                  (b) REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. The Selling Shareholders, jointly and severally, represent and warrant to and agree with each Underwriter that:

                           (1) AUTHORIZATION OF AGREEMENTS. This Agreement has
been duly authorized, executed, and delivered by the Selling Shareholders and constitutes valid and binding obligation of each Selling Sharholder, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Selling Shareholders, the consummation by the Selling Shareholders of the transactions herein contemplated, and the compliance by the Selling Shareholders with the terms of this Agreement have been duly authorized by all necessary action and do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, indenture, mortgage, note, contract, commitment or other agreement or instrument to which either of the Selling Shareholders is a party or under which either of the Selling Shareholders or any of their respective properties or assets are or may be bound or affected (ii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over either of the Selling Shareholders, or any of their respective properties or business, or (iii) violate any Permits held by either of the Selling Shareholders except for any Permits, the violation of which will not cause a material adverse effect on the business, financial, conditional or prospectus of the Company.

                           (2) TRANSACTIONS. No transaction has occurred between
either of the Selling Shareholders and the Company that is required to be described in and is not described in the Registration Statement and the Prospectus.

                           (3) OWNERSHIP. Each of the Selling Shareholders is
the lawful owner of the Securities to be sold by such Selling Sharholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Securities, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever and has legal right and full power to sell, transfer and deliver the Securities and will transfer such title to the Underwriters.

                           (4) TITLE TO SECURITIES. Upon delivery of and payment
for such Securities pursuant to this Agreement, good and clear title to such Securities will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                           (5) DELIVERY OF CERTIFICATES. Certificates in
negotiable form for each Selling Shareholders' shares of Common Stock to be transferred pursuant to Subsection 1(b) of this Agreement have been delivered to the transfer agent for delivery pursuant to the terms of this Agreement; the shares of Common Stock represented by the certificates so held in custody for such Selling Shareholders are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates made by such Selling Shareholders hereunder are not subject to termination by any acts of such Selling Shareholders, or by operation of law, and if any such event shall occur before the delivery of such shares of Common Stock hereunder, certificates for the shares of Common Stock will be delivered in accordance with the terms and conditions of this Agreement as if such event had not occurred, regardless of whether or not the custodian shall have received notice of such event.

                           (6) STABILIZATION. Neither of the Selling
Shareholders has taken, and neither will take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of Common Stock pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Securities Act, the Selling Shareholders have not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities.

                           (7) ABSENCE OF CONFLICTS WITH AGREEMENTS. The
execution, delivery and performance of this Agreement by the Selling Shareholders, compliance by the Selling Shareholders with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be under the Securities Act or state securities laws) and will not conflict with or constitute a breach of any of the terms or provisions of any agreement, indenture or other instrument to which either Selling Sharholder is a party or by which either Selling Sharholder or property of either Selling Sharholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to either Selling Sharholder or property of either Selling Sharholder.

                           (8) ACCURACY OF INFORMATION. All information
furnished to the Company by or on behalf of the Selling Shareholders with respect to the Selling Shareholders for use in connection with the preparation of the Registration Statement is true, correct and complete in all material respects as of the stated date of such information and the date hereof; the Selling Shareholders have each read the information appearing in the Prospectus and, as it pertains to each Selling Sharholder, such information does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading.

                           (9) FINDER OR BROKER. Neither of the Selling
Shareholders has retained or dealt with any broker or finder with respect to the transaction contemplated hereby, and neither Selling Sharholder knows of any outstanding claims for services in the nature of a finder's fee or origination fee with respect to the sale of Securities by such Selling Sharholder hereunder. The Selling Shareholders will indemnify and hold harmless the Underwriters with respect to any claims for a finder's fee by any party claiming to be owed such fee based on contacts, conversations, or arrangements with the Company or the Selling Sharholder.

                           (10) REASON FOR SALE. The sale of Securities by the
Selling Shareholders pursuant to this Agreement is not prompted by any information concerning the Company which is not set forth in the Registration Statement.

         3. COVENANTS OF THE COMPANY. The Company covenants to and agrees with the Underwriters that:

                  (a) EFFECTIVENESS OF REGISTRATION STATEMENT. If the Effective Date is not prior to the execution and delivery of this Agreement, the Company will use its best efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible. The Company will notify the Underwriters promptly (i) when the Registration Statement or any subsequent amendment thereto has become effective or any supplement to the Prospectus has been filed and (ii) of the receipt of any requests, and the nature and substance thereof, by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for any other additional information. The Company will prepare and file with the Commission, promptly upon the Representative's reasonable request, any amendment or supplement to the Registration Statement or Prospectus that may be necessary or advisable in connection with the sale or distribution of the Securities, any of the Underwriters' Warrants or the Warrant Securities. The Company will file no amendment or supplement to the Registration Statement or Prospectus (other than any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which the Representative shall reasonably object by notice to the Company after having been furnished a copy within a reasonable time, but no later than five business days, prior to the proposed filing thereof. The Company will furnish to the Underwriters at or prior to the filing thereof with the Commission a copy of any document that upon filing is deemed to be incorporated by reference in whole or in part in the Registration Statement or the Prospectus.

                  (b) NOTICE OF STOP ORDER. The Company will advise the Underwriters promptly, and confirm in writing, when and if it receives notice or obtains knowledge of (i) the issuance by the Commission or any state securities commission in a state designated by the Representative pursuant to Subsection 3(e) hereof of any stop order or other order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement or (ii) the suspension of the qualification of any of the Securities, the Underwriters' Warrants or the Warrant Securities for offering or sale in any jurisdiction in which they were previously qualified, or (iii) the initiation or threat of any proceeding for that purpose. The Company will promptly use its reasonable best efforts to prevent the issuance, and to obtain the withdrawal if such issuance is not prevented, of any such stop order or other suspension.

                  (c) COMPLIANCE WITH THE SECURITIES ACT AND THE EXCHANGE ACT. Within the time during which a Prospectus relating to the Securities, the Underwriters' Warrants, or the Warrant Securities is required to be delivered under the Securities Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act, as now in effect and as hereafter amended, and by the Regulations, as from time to time in force, to permit the continuance of sales of or dealings in the distribution of the Securities or the Underwriters' Warrants or the Warrant Securities, as contemplated by the provisions therein, herein, and in the Registration Statement or Prospectus. If during such period any event as to which the Company has knowledge occurs as a result of which the Registration Statement or the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will notify the Representative promptly, will amend the Registration Statement or supplement the Prospectus so as to correct such statement or omission or otherwise to effect such compliance, and will furnish without charge to the Underwriters and to any dealer in securities as many copies of such amended or supplemented Prospectus as the Underwriters may from time to time reasonably request. Furthermore, the Company will prepare and file with the Commission, promptly upon the request of the Representative, any amendments or supplements to the Registration Statement or the Prospectus, which in the opinion of the Representative may be necessary to enable the Underwriters to continue the distribution of the Securities, and will use its best efforts to cause the same to become effective as promptly as possible.

                  (d) COPIES OF SECURITIES ACT DOCUMENTS. The Company will deliver to the Representative and the Selling Shareholders, from time to time without charge, such number of copies of the Registration Statement (two of which delivered to the Representative shall be manually signed and will include all exhibits), each Preliminary Prospectus, the Prospectus, and all amendments and supplements thereto, in each case as soon as available and in such quantities and to such persons as requested by the Underwriters. The Company consents to the use of any Preliminary Prospectus as originally filed, any amended Preliminary Prospectus, the Prospectus and any amendments or supplements thereto by the Underwriters and by any dealer for the purpose contemplated by the Securities Act and the Regulations.

                  (e) STATE SECURITIES LAWS QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Representative and the Representative's counsel, to register or qualify the Securities, the Underwriters' Warrants and the Warrant Securities for offer and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, and will continue such qualifications in effect for so long as may be necessary to complete the distribution and sale of such securities.

                  (f) SECTION 11(A) EARNINGS STATEMENT. The Company will make generally available to its security holders (within the meaning of Section 11(a) of the Securities Act) and deliver to the Representative as soon as practicable an earnings statement that shall satisfy the requirements of Section 11(a) and Rule 158 under the Securities Act, covering a period of at least 12 consecutive months after the Effective Date.

                  (g) REPORT SR TO BE FILED BY COMPANY. Within ten days after the end of the first three-month period following the Effective Date, the Company will prepare and file with the Commission a report on Form SR as prescribed by Rule 463 of Regulation C under the 1933 Act.

                  (h) INFORMATION PROVIDED TO THE REPRESENTATIVE. Until the fifth anniversary of the Effective Date, the Company will furnish or cause to be furnished to the Representative and the Representative's counsel, with reasonable promptness, copies of (i) quarterly balance sheets, statements of income of the Company (which need not be audited) and all other reports prepared and issued to the public. Additionally, for a period of three years after the Effective date, the Company shall furnish to the
Representative: (i) all reports, if any, to its shareholders, (ii) all reports filed by the Company with the Commission, any securities exchange and/or the NASD; and (iii) such other material documents and information with respect to the Company and its affairs as the Representative may from time to time reasonably request and the Company can produce at reasonable cost. The Company shall cause the Board of Directors to meet, at least quarterly, upon proper notice, and shall also cause the agenda and minutes of the last meeting to be mailed to each Director prior to each meeting and a copy of such report to be sent to the Representative. The Company shall cause its transfer agent to provide the Representative with copies of the Company's monthly transfer sheets and Depository Trust Company transfer sheets. Upon request, the Company shall also provide the Representative with current lists of its shareholders and warrant holders, if any. The Representative will maintain the confidentiality of any documents or information provided to it pursuant to this Subsection 3(h) and will comply fully with federal and state securities laws regarding the use of such documents or information.

                  (i) LISTING IN SECURITIES MANUAL; AFTER-MARKET TRADING MEMORANDUM; NON-ISSUER TRANSACTION. The Company shall have become listed at or prior to the Effective Date, and shall use its best efforts to maintain such listing in Standard and Poor's Corporation Records Service and/or Moody's Industrial Manual for at least five years after the Effective Date. For a period of five years from the Effective Date, at the Company's sole expense, the Company shall cause its counsel to provide to the Representative a list of those states in which the Company's securities may be traded in non-issuer transactions under the securities laws of the 50 states.

                  (j) LISTING ON THE NASDAQ SMALLCAP MARKET(R). Prior to the Effective Date, the Company, at its cost, shall use its best efforts to have caused the Securities, Warrants and Common Stock to be listed for trading on The Nasdaq SmallCap Market(R) system under symbols which are acceptable to the Representative, and the Company shall use its best efforts to have the Securities, the Underwriters' Warrants and the Warrant Securities remain listed for at least five years from the Effective Date, and to ensure that the Company otherwise complies with the prevailing requirements of The Nasdaq Stock Market, Inc..

                  (k) SECTION 12(G) REGISTRATION. Upon the Effective Date, the Securities, the Underwriters' Warrants and the Warrant Securities will be registered with the Commission under the provisions of Section 12(g) of the Exchange Act. The Company will use its best efforts to maintain the registration of the Securities and the Underwriters' Warrants and the Warrant Securities under Section 12(g) of the Exchange Act for a minimum of five years after the Effective Date. The Company shall comply with the Securities Act, the Regulations, the Exchange Act and the rules and regulations promulgated thereunder, the applicable rules and regulations of the NASD, and applicable state securities laws so as to permit the continuance of sales of and dealings in the Securities and the exercise of the Underwriters' Warrants and the issuance and sale of the Warrant Securities upon such exercise in compliance with applicable provisions of such laws, rules, and regulations, including the filing with the Commission, the NASD and state securities commissions in all states where the Securities, including the Warrant Securities, have been issued or sold, all reports required to be so filed, and the Company will deliver to the holders of the Securities and/or Warrant Securities all reports required to be provided to such holders pursuant to such laws, rules, or regulations. The Company shall promptly file with the Commission and deliver to the Representative, from time to time as required to make the same reasonably current, such statements and reports as are required to be filed by a company registered under Section 12(g) of the Exchange Act.

                  (l) USE OF PROCEEDS. The Company shall apply the net proceeds received from the sale of the Securities and the exercise of the Underwriters' Warrants in the manner set forth under the caption "Use of Proceeds" in the Registration Statement and Prospectus, which shall state that the primary application of the proceeds to be realized by the Company will be for expansion of existing operations and for working capital.

                  (m) BOARD MEETINGS AND MEMBERSHIP. For a period of five years commencing on the Effective Date, the Representative shall have the right to designate one nominee for election to the Company's Board of Directors, which member shall be reasonably acceptable to the Company. The Company shall, prior to the Effective Date, obtain from the officers, directors and holders of 5% or more of the outstanding Common Stock of the Company, agreements in writing to vote the shares of Common Stock respectively owned by them, whether directly or indirectly, during such five-year period in favor of the election of such nominee. Following the election of such nominee as director, such person shall receive the same compensation paid to other non-officer directors of the Company for attendance at meetings of the Board of Directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging and transportation. The Company agrees to indemnify and hold such director harmless, to the maximum extent permitted by law, against any and all claims, actions, awards and judgments arising out of his or her service as director and, in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, to include such director as insured under such policy. The rights and benefits of such indemnification and the benefits of such insurance shall, to the extent possible, extend to the Representative insofar as it may be or may be alleged to be responsible for such director, provided that the extension of such rights and benefits to the Representative may be done without additional cost to the Company.

                  In the event that the Representative does not elect to designate one member to the Company's Board of Directors, the Representative shall have the right during such five-year period to have one representative attend all meetings of the Board of Directors of the Company, which meetings shall be held at least quarterly, including any meetings of any committees of the Board of Directors. All information received by such representative at such meetings shall be kept confidential, shall not be disclosed by the representative to any third party, and shall be dealt with in full compliance with federal and state securities laws.

                  Additionally, the Company shall elect a cause to be elected, a minimum of two (2) "outside" persons (i.e., excluding affiliates of the Company and family members of the Company's existing directors, officers and shareholders) to the Company's Board of Directors within 90 days after the Effective Date, and shall designate an audit committee consisting of a majority of such "outside" directors, which will generally supervise the financial affairs of the Company, including, but not limited to, the application of the proceeds of the Public Offering.

                  (n) FUTURE SALES. The Company will not, during the period of the Public Offering and for a period of twelve months from the Effective Date, without the Representative's prior written consent, offer, sell, contract to sell, grant an option relating to, or otherwise dispose of, any securities of the Company, except for the issuance of shares of Common Stock to be issued (a) pursuant to the exercise of options or options currently reserved for future grant and disclosed in the Registration Statement and Prospectus, (b) pursuant to and in order to consummate a merger with or acquisition from an unaffiliated party in a transaction negotiated at arms' length and approved by a majority of the Company's Board of Directors, (c) in a public offering, at a price not less than 90% of the average of the closing bid prices of the Common Stock as reported on The Nasdaq SmallCap Market(R) for the 21 consecutive trading day period immediately preceding the date of sale (the "Exempt Price"), and (d) in a private sale at a price not less than 70% of the Exempt Price.

                  (o) UNDERTAKINGS. The Company will comply with the provisions of all undertakings contained in the Registration Statement or made in connection with any application to register or qualify any of the Securities, including the Warrant Securities, under state securities laws.

                  (p) CERTAIN DELIVERIES TO THE REPRESENTATIVE. The Company shall obtain from its officers, counsel, and accountants those certificates, opinions, and letters referred to in Section 7. The Company shall, upon request of the Representative, furnish to the Representative as early as practicable prior to each of the date hereof, the Closing Date and any Option Closing Date, but not later than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in no event shall be as of a date more than 30 days prior to the date of the Registration Statement) which have been read by the Company's independent public accountants, as stated in the accountants' letter to be furnished pursuant to Subsection 7(k) hereof.

                  (q) REDEMPTION AND DIVIDENDS. For a period of one year from the Effective Date, the Company shall not redeem any of its securities and shall not pay any dividends or make any other cash distribution in respect of its securities in excess of the amount of the Company's current and retained earnings after the Closing Date, without obtaining the Representative's prior written consent. The Representative shall either approve or disapprove such contemplated redemption of securities or dividend payment or distribution within five business days from the date the Representative receives written notice of the Company's proposal with respect thereto; a failure of the Representative to respond within such period of five business days shall be deemed consent to the transaction.

                  (r) RESTRICTIONS ON SALES, OPTIONS AND VOTING BY AFFILIATES. Except upon prior written consent of the Representative, all directors, officers, and holders of 5% or more of the Company's capital stock issued and outstanding as of the Effective Date, as well as options, warrants or rights thereto, shall agree not to sell any shares of any class of capital stock owned by them, privately or publicly (either pursuant to Rule 144 of the Regulations or otherwise) for a period of not less than 24 months following the Effective Date. An appropriate restrictive legend shall be placed on the face of all stock certificates representing such share of capital stock prior to the Effective Date. The Company will cause its transfer agent to note such restriction on the transfer books and records of the Company and will obtain "lock-up agreements" from such directors, officers, and shareholders prior to the Effective Date. Notwithstanding the foregoing, the holders of the Company's capital stock specified on Schedule 3(r) attached hereto shall not be subject to the restrictions set forth in this Section 3(r), and the Company's directors, officers and existing shareholders may make gifts and intrafamily transfers of Common Stock provided that the transferees agree to be bound by the terms of the restrictions, on transfer provided in this Section 3(r).

                  (s) OUTSTANDING WARRANTS, OPTIONS AND OTHER RIGHTS. Unless the Representative has given its written consent prior to the Effective Date, which consent shall not be unreasonably withheld, there shall not be outstanding on the Closing Date any warrants, options, or other rights to purchase any shares of Common Stock, except as otherwise set forth in the Registration Statement or Prospectus.

                  (t) ACCOUNTING FIRM. The Company shall retain a nationally recognized, reputable independent public accounting firm reasonably acceptable to the Representative for a period of five years from the Effective Date. The Representative hereby acknowledges that Goldstein, Lewin & Co. is such a firm.

                  (u) BUSINESS WITH CUBA. The Company will inform the Florida Department of Banking and Finance (the "Department") if at any time it or HotelView commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the Effective Date. Such information will be provided to the Department within 90 days after the commencement of business in Cuba or within 90 days after the change occurs with respect to previously reported information.

                  (v) CLOSING BINDERS. The Company shall, at its sole cost and expense, supply and deliver to the Representative and the Representative's counsel, within a reasonable period not to exceed 180 days after the Closing Date, five sets of hard-bound transaction binders, each of which shall include the Registration Statement, as amended or supplemented, all exhibits to the Registration Statement, each Preliminary Prospectus, the Prospectus, the Preliminary Blue Sky Memorandum and any supplement thereto, correspondence filed with or received from the Commission or the NASD and all underwriting and other closing documents.

                  (w) ANNUAL REPORTS. Until the fifth anniversary of the Effective Date, the Company shall distribute an annual report to all shareholders setting forth clearly the financial position of the Company.

                  (x) REPAYMENT OF INDEBTEDNESS. Prior to the Closing Date, the Company shall not repay (or agree to repay) any indebtedness to any of its shareholders (or incur any indebtedness to any of its shareholders) unless the terms thereof are approved in advance by the Representative.

                  (y) PUBLIC RELATIONS FIRM. Within 30 days of the date hereof, the Company shall engage a public relations firm acceptable to the Company and the Representative and shall maintain a relationship with such public relations firm for a minimum of five years from the date hereof.

                  (z) TRANSFER AND WARRANT AGENTS. The Company acknowledges that it has appointed Interwest Transfer Co. as its transfer agent for the Common Stock, and the Company shall appoint a warrant agent for the Warrants reasonably acceptable to the Representative.

                  (aa) INSURANCE. The Company shall have, prior to the Effective Date, obtained directors and officers insurance and "key man" life insurance in the amount of $1,500,000 on the life or lives of its key officers, directors and employees as deemed necessary by the mutual agreement of the Company and the Representative and on terms acceptable to both the Company and the Representative. The Company shall pay the premiums for such insurance and maintain such insurance in force for a period of not less than five years from the Effective Date; the Company shall be the named beneficiary on all such insurance policies.

                  (ab) EXEMPTIONS FOR NON-ISSUER TRANSACTIONS. The Company shall cause its counsel to provide to the Representative at the Effective Date a list to be updated as of the Closing Date and at least annually thereafter for a minimum of three years, in these states in which the Company's securities may be traded in non-issuer transactions under the Blue Sky laws of the 50 states. The Company may, by providing written notice thereof upon execution of this Agreement, elect to have the Representative's counsel provide the initial opinion of the opinions required pursuant to this Subsection 3(ab), in exchange for payment of a fee equal to $2,500.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE REPRESENTATIVE. The Representative severally represents and warrants to, and agrees with, the Company and the Selling Shareholders that:

                  (a) REGISTRATION AS BROKER-DEALER AND MEMBER OF NASD. The Representative is registered as a broker-dealer with the Commission and in all states in which it shall offer the Securities, and is a member in good standing of the NASD. Additionally, any firm with which the Representative associates to act as an Underwriter shall also be registered as a broker-dealer with the Commissioner and a member in good standing of the NASD or shall be a foreign broker-dealer and a member of the national stock exchange of its country of residency.

                  (b) NO PENDING PROCEEDINGS. There is not now pending or threatened against the Representative any action or proceeding of which it has been advised, either in any court of competent jurisdiction or before the Commission, or before any state securities commission or the NASD, concerning its activities as a broker or dealer, that could have a material adverse effect upon its ability to perform under its obligations this Agreement.

                  (c) NO UNTRUE STATEMENTS. No information furnished to the Company in writing by or on behalf of the Representative for the express purpose of use in or for preparation of the Registration Statement or the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For all purposes under this Agreement, the only information which shall be deemed to have been provided by or on behalf of the Representative for the express purpose of use in or for preparation of the Registration Statement or the Prospectus shall be the information contained in the "Underwriting" section of the Prospectus.

                  (d) FINDER OR BROKER. Except as contemplated by this Agreement, the Representative (i) has not retained or dealt with any broker or finder or financial consultant with respect to the transactions contemplated hereby, and (ii) does not know of any outstanding claims for services in the nature of a finder's fee or origination fee with respect to transactions contemplated hereby. The Representative will indemnify and hold harmless the Company with respect to any claims for a finder's fee by any party claiming to be owed such fee based on contacts, conversations, or arrangements with the Representative.

         5.       OFFERING EXPENSES AND RELATED MATTERS.

                  (a) GENERAL. The Company agrees to pay or reimburse the Representative, if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the issuance, sale and delivery of the Securities, the Underwriters' Warrants and the Warrant Securities and the performance of the obligations of the Company hereunder, including without limiting the generality of the foregoing, (i) the preparation, printing, filing, and copying of the Registration Statement, Preliminary Prospectus, Prospectus, this Agreement, Blue Sky memoranda, the Agreement Among Underwriters, if any, the Selected Dealers Agreement, and other underwriting documents, if any, and any drafts, amendments or supplements thereto, including the cost of all copies thereof supplied to the Underwriter in such quantities as reasonably requested by the Representative, the costs of mailing Preliminary and Final Prospectuses to offerees and purchasers of the Securities; and the out-of-pocket travel expenses of the Representative and counsel to the Representative or other professionals designated by the Representative to visit the Company's facilities for purposes of discharging due diligence responsibilities; (ii) the printing, engraving, issuance and delivery of certificates representing the Securities, including any transfer or other taxes payable thereon; (iii) the registration or qualification of the Securities, including the Underwriters' Warrants and the Warrant Securities, under state securities laws, including the reasonable fees and disbursements of counsel (regardless of whether such counsel is also counsel to the Representative, subject to the limitation set forth in Subsection 5(c) below) and filing fees in connection therewith; (iv) all fees and expenses of the Company's counsel, accountants and all transfer or warrant agent fees; (v) all costs, expenses and filing fees in connection with review of the terms of the Public Offering by the NASD; (vi) all costs and expenses and filing fees, including legal fees, of any listing of the Securities on The Nasdaq SmallCap Market(R) and/or on a stock exchange and/or in Standard and Poor's Corporate Reports and/or in any other securities manuals; (vii) all costs and expenses of five bound volumes provided to the Representative of all closing documents, paper exhibits, correspondence and records forming the materials included in the Public Offering; (viii) the reasonable costs and expenses of all pre-closing and post-closing advertisements relating to the Public Offering (such as tombstone advertisements); (ix) all costs of holding informational meetings and "road shows"; and (x) all other costs and expenses incurred or to be incurred by the Company in connection with the transactions contemplated by this Agreement. The parties hereto acknowledge that the Registration Statement and the exhibits thereto have been prepared by counsel for the Company, and that the various state securities and Blue Sky law applications and the survey distributed by the Representative in connection therewith have been prepared by the Representative's counsel, Broad and Cassel, whose costs and expenses shall have been paid for by the Company at the time such services are rendered. The Company further acknowledges that the Representative's legal fees incurred in connection with Blue Sky filings for the Public

Offering, which filings are being or have been undertaken in _____ states are currently estimated at $____________ ("Blue Sky Fees"). The Company shall have paid at least one half of the Blue Sky Fees at the time that it files its amendment to the Registration Statement with the Commission, and shall pay the entire outstanding balance of Blue Sky Fees due immediately upon completion of such Blue Sky filings. The obligations of the Company under this Subsection 5(a) shall survive any termination or cancellation of this Agreement.

                  (b) REPRESENTATIVE'S DISCOUNT. The Representative shall be entitled to, and the Company agrees to pay to Representative, an underwriting discount equal to 10% of the Public Offering Price paid on each sale of Securities in the Public Offering, payable at the closing date and any Option Closing Date.

                  (c) NON-ACCOUNTABLE EXPENSE ALLOWANCE. In addition to the Company's payment of the foregoing expenses and Representative's discount, the Company shall pay to the Representative a non-accountable expense allowance equal to 3% of the gross proceeds of the Public Offering, including in the computation of such amount the proceeds from any sale of Optional Securities. The non-accountable expense allowance due shall be paid at the Closing Date and on each Option Closing Date, as applicable.

                  (d) EXPENSES IF THE PUBLIC OFFERING IS NOT COMPLETED. The Representative hereby acknowledges its prior receipt from the Company of $35,000, which amount shall be applied to the non-accountable expense allowance. If the proposed Public Offering is not completed because: (i) of any reason solely within the control of the Company or its shareholders, (ii) the Company unilaterally withdraws the proposed Public Offering from the Representative,
(iii) of any material inaccuracy in any representation or warranty made to the Representative or the failure of the Company to meet any of its obligations hereunder, or (iv) the Company does not permit the Registration Statement to become effective for any reason whatsoever, then the $35,000 paid shall be retained by the Representative as and for its expenses and without any further liability whatsoever on the part of the Company except in the case of fraud or willful misconduct on the part of the Company, in which case the Company shall be responsible for the greater of: (A) such $35,000 or (B) the Representative's actual costs, expenses, and legal fees incurred without limitation in connection with the transaction contemplated hereunder. If the Representative unilaterally withdraws from the Public Offering for any reason other than those reasons set forth in this Subsection 5(c) above, the Company will be obligated to reimburse only the actual expenses of the Representative incurred in connection herewith. It is understood and agreed by the parties hereto that any expenses incurred by the Representative will be deemed to be reasonable and unobjectionable upon demonstration by the Representative that such expenses were incurred directly or indirectly in connection with the proposed transaction and/or relationship of the parties hereto, as described herein.

                  (e) ENGAGEMENT OF THE REPRESENTATIVE AS WARRANT SOLICITATION AGENT. The Company hereby appoints the Representative as warrant solicitation agent for a period of five years commencing one year from the Effective Date, and the Representative shall be entitled to receive a 7% warrant conversion fee upon exercise of the Warrants, pursuant to the NASD Notice to Members 81-38. The solicitation fee shall relate to the Public Offering and shall be paid for the period of one to five years from the Effective Date.

                  (f) COMPLIANCE WITH STATE SECURITIES LAWS. The Representative shall determine in which states or jurisdictions the Securities, including the Underwriters' Warrants and the Warrant Securities (as described below), shall be registered or qualified for sale. Copies of all applications and related documents for the registration or qualification of securities (except for the Registration Statement and Prospectus) filed with the various states shall be supplied to the Company's counsel as soon as possible following their transmission to the various states, and copies of all comments and orders received from the various states shall be made available promptly to the Company's counsel. Immediately prior to the Effective Date, counsel for the Representative shall advise counsel for the Company in writing of all states in which the offering has been registered or qualified for sale or has been cancelled, withdrawn, or denied, the date of each such event, and the number of Securities, including the Underwriters' Warrants and the Warrant Securities, registered or qualified for sale in each such state. The Company shall be responsible for the cost of state registration or qualification filing fees and the legal fees of the Representative's counsel in connection with such filings, which filing fees are payable to the Representative's counsel in advance of such filings.

         6.       UNDERWRITERS' WARRANTS; OTHER FINANCIAL ARRANGEMENTS.

                  (a) UNDERWRITERS' WARRANTS. On the Closing Date, the Company will sell to the Representative the Underwriters' Warrants, for an aggregate price of the lesser of $.001 per Representative's Warrant or an aggregate of $100, evidencing the Representative's right to purchase the equivalent of 10% of the Securities sold in the Public Offering, at an exercise price of $7.20 per share of Common Stock and $.12 per Warrant (120% of the Public Offering Price per share of Common Stock and per Warrant). The Underwriters' Warrants will be in the form of EXHIBIT A attached hereto. The Underwriters' Warrants shall be non-exercisable and non-transferable (other than to officers, consultants, partners or directors of and members of the underwriting or selling group) for a period of 12 months following the Effective Date. The Underwriters' Warrants shall be exercisable, in whole or in part, commencing 12 months after the Effective Date and for a period of four years thereafter (the "Term"). In lieu of any cash payment required by the Representative in connection with the exercise of the Underwriters' Warrants, the Underwriters' Warrants shall provide for the cashless exercise thereof. If the Underwriters' Warrants are not exercised during the Term, they shall, by their terms, automatically expire. The Underwriters' Warrants shall contain customary anti-dilutive provisions relating to any recapitalization, stock split, stock dividend or similar event involving the Company. The Underwriters' Warrants shall also contain provisions providing for demand and "piggyback" registration rights with respect to the Underwriters' Warrants and the Warrant Securities, and shall not be redeemable.

                           The Underwriters' Warrants shall otherwise be
transferable after one year from the Effective Date pursuant to available exemptions from registration under the Securities Act.

                  (b) FINANCIAL CONSULTING AGREEMENT; RIGHT OF FIRST REFUSAL AND FINDER'S FEE. On the Closing Date, the Company and the Representative shall enter into a financial consulting agreement in the form of EXHIBIT B attached hereto, pursuant to which the Representative will offer to provide financial consulting services to the Company for a 12-month period beginning on the date hereof (the "Financial Consulting Agreement"). The Company shall pay to the Representative a consulting fee equal to 1% of the gross proceeds generated from the Public Offering, which will be payable in full on the Closing Date. In addition, the Company agrees to pay to the Representative a finder's fee based on 5% of the Transaction Value (as defined in the Financial Consulting Agreement) of any merger, acquisition, joint venture or other similar transaction to which the Company or a subsidiary of the Company is a party.

                  (c) REPRESENTATIVE'S RIGHT OF FIRST REFUSAL. The Company and its affiliates hereby grant to the Representative a right of first refusal, for a period of three years after the Effective Date, for the underwriting of any public or private sale of securities by the Company undertaken by or on behalf of the Company in the future, and for any public or private sale of securities by the company to be made by its principal shareholders or subsidiaries. The Company shall, in the event of any such proposed offering or sale, first give written notice of the proposed offering or sale to the Representative, including in such notice the terms of such proposed offering or sale ("Proposed Offering") and an offer by the Company to engage the Representative to underwrite the Proposed Offering on terms comparable to the current underwriting pursuant to this Agreement ("Company's Offer"). The Representative shall have ten days from the date of confirmed receipt of such notice from the Company to either accept or reject, in writing, the Company's Offer. The Representative's failure to accept or reject the Company's Offer within such period shall be deemed a rejection of the Company's Offer, in which case the Company shall be free to engage other underwriters for such Proposed Offering.

         Notwithstanding the foregoing, should an investment banking firm that is generally recognized to be of a higher tier than the Representative agree to undertake the underwriting of any public or private sale of securities of the Company resulting in aggregate gross proceeds of $15,000,000 or more and the Representative is permitted to participate in such offering to the extent of at least 10% of the value of such offering, then the right of first refusal provided herein shall not apply to such offering and any related offering.

                  Should the Company prefer to work with another investment banking firm in connection with a future underwriting of any public or private sale of securities by the Company and the investment banking firm is not generally recognized to be of a higher tier than the Representative and/or the underwriting will not result in aggregate gross proceeds of at least $15,000,000, then upon payment of a fee in the amount of $200,000 to the Representative, the right of first refusal provided herein shall not apply to such offering or any related offerings.

                  (d) FINDER'S FEE. In the event the Company effectuates a corporate restructuring, merger, joint venture, or acquisition subsequent to the date hereof and on or prior to two years after the date of termination of this Agreement, irrespective of any reason for such termination, and such corporate restructuring, merger, joint venture, or acquisition is effectuated as a result or consequence of any introduction made directly by the Representative or indirectly by the Representative through any third party introduced by the Representative, or by a person whose introduction to the Company can be traced back to the Representative, to the Company during the term of this Agreement, or which corporate restructuring, merger, joint venture, or acquisition was initiated, directly or indirectly through any person introduced by the Representative to the Company during the term of this Agreement, then the Company hereby agrees to pay the Representative a finder's fee based on five percent (5%) of the "Transaction

Value" (as hereinafter defined) of any such transaction, which payment shall be due and payable in cash on the date of any such closing with respect thereto.

         For purposes of this Agreement, "Transaction Value" shall mean the aggregate value of all cash, securities, and other property (a) paid to the Company, its affiliates, or their shareholders in connection with any transaction referred to hereinabove involving an investment in or acquisition of the Company or any affiliate (or the assets of either); (b) paid by the Company or any affiliate in any such transaction involving an investment in or acquisition of another party or its equity holdings by the Company or any affiliate; or (c) paid or contributed by the Company or any affiliate and by the other party or parties in the event of any such transaction involving a joint venture or similar joint enterprise or undertaking. The value of any such securities (whether debt or equity) or other property shall be the fair market value thereof as determined by mutual agreement of the Company and the Representative or by an independent appraiser jointly selected by the Company and the Representative.

         7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE UNDERWRITERS. Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, the Underwriters' obligations to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Section 7, except to the extent that such satisfaction is waived in writing by the Representative.

                  (a)      EFFECTIVENESS OF REGISTRATION STATEMENT.

                             (i) The Registration Statement shall have been
                  declared effective by the Commission not later than 5:00 P.M., Eastern Time, on ______________, 1997, or such later time or date as shall have been consented to by the Representative in writing.

                            (ii) On the Closing Date, no stop order suspending
                  the effectiveness of the Registration Statement or the qualification or registration of the Securities, the Underwriters' Warrants and the Warrant Securities, under the securities laws of any jurisdiction (whether or not a jurisdiction specified by the Representative) shall have been issued, and no proceeding for that purpose shall have been initiated or shall be threatened or contemplated by the Commission or the authorities of any such jurisdiction.

                           (iii) Any request of the Commission or any such
                  authorities for additional information to be included in the Registration Statement or Prospectus or otherwise shall have been complied with to the reasonable satisfaction of counsel for the Representative.

                  (b) REPRESENTATIONS; COMPLIANCE WITH AGREEMENT. The representations and warranties of the Company in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as if made on the Closing Date, and the Company shall have complied with all the agreements and satisfied all the obligations required to be performed or satisfied by it at or prior to the Closing Date.

                  (c) SUFFICIENT AUTHORIZED COMMON STOCK. The Company shall have, as of the Effective Date, sufficient authorized (and neither issued nor outstanding) Common Stock to be offered and sold in the Public Offering, and to be issued and sold upon exercise of the Warrants, Underwriters' Warrants, and Warrants included in the Warrant Securities.

                  (d) NO UNTRUE STATEMENTS. The Registration Statement and the Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, since the Effective Date, there shall not have occurred any event required to be set forth in an amended or supplemented Prospectus that has not been so set forth (except any such statement or omission based upon information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement).

                  (e) NO MATERIAL CHANGE. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth or contemplated in the Prospectus, (i) there shall have been no Material Adverse Effect, actual or threatened, for whatever reason, with respect to the properties operations, business, financial condition, results of operations or prospects of the Company or HotelView, (ii) neither the Company nor HotelView shall have entered into any material transaction not in the ordinary course of business, (iii) neither the Company nor HotelView shall have paid or declared any dividends or other distributions on its capital stock, (iv) the conduct of the business and operations of the Company and HotelView shall not have been materially interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured), or by any court or governmental action, order or decree, and the respective properties of the Company and HotelView shall not have sustained any material loss or damage (whether or not insured) as a result of any such occurrence.

                  (f) NASD. The NASD shall have indicated that it has no objection (i) to the underwriting arrangements pertaining to the sale of the Securities by the Underwriters and (ii) the participation by the Underwriters in the sale of the Securities. No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date, for any member firm of the NASD to execute transactions (as principal or as agent) in the Common Stock and no proceedings for the purpose of taking such action shall have been instituted or shall be pending, or, to the best of the Underwriters' or the Company's knowledge, shall be contemplated by the Commission or the NASD. The Company represents at the date hereof, and shall represent as of the Closing Date or Option Closing Date, as the case may be, that it has no knowledge that any such action is in fact contemplated by the Commission or the NASD.

                  (g) OFFICERS' CERTIFICATE. The Company shall have furnished to the Underwriters a certificate of the President and of the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that each signer of such certificate has examined the Registration Statement, the Prospectus, and this Agreement, and the conditions set forth in Subsections 7(a) through 7(d) have been satisfied.

                  (h) OPINION OF COMPANY COUNSEL. At the time this Agreement is executed and as of the Closing Date and the Option Closing Date, as applicable, the Company shall have furnished to the Underwriters the opinion of counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Representative and substantially in the form of EXHIBIT C attached hereto.

                  (i) ADDITIONAL DOCUMENTS. At the Closing Date and any Option Closing Date, the Underwriters shall have been furnished such additional documents, opinions and certificates, as they shall reasonably request.

                  (j) CERTIFICATES, BYLAWS AND PROCEEDINGS. The Company's and HotelView's Certificate of Incorporation and By-Laws, and all proceedings taken in connection with the authorization, issuance, or sale of the Securities, the Underwriters' Warrants and the Warrant Securities, as herein contemplated, shall be reasonably satisfactory in form and substance to the Underwriters.

                  (k) ACCOUNTANTS' LETTER. At the time this Agreement is executed and as of the Closing Date and each Option Closing Date, as applicable, Goldstein, Lewin & Co., the current independent public accountants for the Company shall have furnished to the Underwriters a letter addressed to the Underwriters and dated the date of this Agreement and/or the Closing Date, and each Option Closing Date, as applicable, in form and substance satisfactory to the Representative and counsel to the Representative, confirming that it is the independent public accountant with respect to the Company within the meaning of the Securities Act and the Regulations and published instructions, and stating to the effect that:

                             (i) In its opinion, the audited financial
                  statements included in the Registration Statement and Prospectus covered by its report included therein, comply as to form in all material respects with the applicable requirements of the Securities Act and the Regulations and published instructions.

                            (ii) On the basis of a reading of the minutes of the
                  shareholders' and directors' meetings of the Company since their respective inceptions, inquiries of officials of the Company responsible for financial and accounting matters, and other specified procedures and inquiries, nothing came to its attention causing it to believe that:

                                   (A) the unaudited financial information set
                           forth in the Prospectus does not comply as to form in all material respects with the applicable requirements of the Securities Act and the related published instructions and Regulations and is not fairly presented in accordance with generally accepted accounting principles applied on a basis consistent basis with the audited financial statements set forth in the Prospectus, or

                                   (B) with respect to the period subsequent to
                           _______________, 1997, there were, at a specified
                           date not more than three business days prior to the date of such letter, any changes in the capital stock or long-term debt obligations of the Company, or any changes or decreases in shareholders' equity, net assets, or current net assets of the Company, or any material adverse change in the financial position, revenues, expenses, or results of operations of the Company, each as compared with the amounts shown in the most recent balance sheet of the Company included in the Registration Statement.

                           (iii) It has compared specific dollar amounts,
                  numbers of shares of securities, percentages of revenues and earnings, and statements about other financial or statistical information pertaining to the Company set forth in the Prospectus, in each case to the extent that such amounts, numbers, percentages, statements, and information may be derived from the general accounting records, which are subject to the system of internal accounting controls, including worksheets, of the Company (and excluding any questions requiring an interpretation by legal counsel), with the results obtained from the application of specific readings, inquiries, and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

                  (l) CHANGE IN CAPITALIZATION. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect on or decrease in the capitalization of the Company that makes it impractical or inadvisable in the reasonable judgment of the Representative to proceed with the Public Offering or the delivery of the Securities, as the case may be, as contemplated in the Prospectus.

                  (m) OPINION OF REPRESENTATIVE'S COUNSEL. At the Closing Date and the Option Closing Date, if any, Broad and Cassel, counsel for the Representative, shall have furnished to the Company such opinion or opinions, dated as of the date of its delivery, with respect to such matters as the Company may reasonably request, and such counsel shall have received such documents as they may reasonably request to enable them to opine upon such matters.

                  (n) THE NASDAQ SMALLCAP MARKET(R). On or before the Closing Date, the Securities shall have been approved for listing on The Nasdaq SmallCap Market(R).

                  (o) "MARKET-OUT" PROVISION. The Representative's obligations hereunder shall be subject to, among other things, there being, in its opinion:
(i) no material adverse change in the conditions or obligations of the Company, HotelView or their respective present or proposed businesses and affairs; and
(ii) no market conditions which might render the offer and sale of the shares of Securities herein contemplated inadvisable.

                  (p) CERTIFICATE OF SELLING SHAREHOLDERS. The Selling Shareholders shall have furnished to the Underwriters a certificate, signed by the Selling Shareholders, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of each such Selling Sharholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

                  (q) LETTER AGREEMENTS. The Company will obtain letter agreements executed by each of its officers, directors and principal shareholders with respect to those matters referred to in Subsection 3(q).

                  (r) OTHER INFORMATION. Prior to the Closing Date, the Company and the Selling Shareholders shall have furnished to the Representative such further information, certificates, and documents in connection with the Company's and the Selling Shareholders' obligations set forth herein as the Representative may reasonably request.

                  If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement or expressly waived in writing by the Representative, this Agreement and all obligations of the Representative hereunder may be terminated by the Representative at, or at any time prior to, the Closing Date. Notice of such termination shall be given to the Company and the Selling Shareholders in writing, or by telegraph, facsimile transmission or telephone and confirmed in writing. In such event, the Company, the Selling Shareholders and the Representative shall not be under any obligation to each other except to the extent provided in Sections 6 and 8 hereof.

         8.       INDEMNIFICATION.

                  (a) INDEMNIFICATION BY COMPANY. The Company agrees to indemnify and hold harmless the Representative, each of the other Underwriters and each person, if any, who controls any of the foregoing within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and each of them, from and against any and all loss, liability, claim, damage, expense or action, joint or several (including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any amount paid in settlement of any litigation), commenced or threatened, or of any claim whatsoever, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, liability, claim, damage, expense or action arises out of or is based upon (i) any untrue statement or alleged untrue statement or breach of any representation, warranty or covenant made by the Company in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in a Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (iv) any untrue statement or alleged untrue statement of a material fact contained in any application or other document executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify all or any of the Securities, the Underwriters' Warrants or the Warrant Securities under the securities laws thereof or filed with the Commission, the NASD or any securities exchange, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of any of the Underwriters to the Company expressly for use in the Registration Statement (or any amendment thereto), any such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or any such application or document. The Company acknowledges that the statements under the caption "Underwriting" contained in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by the Underwriters expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus. The indemnity agreement contained in this Subsection 8(a) is in addition to any liability which the Company may otherwise have to the Underwriters or any controlling person of the Underwriters. The Company agrees to pay any legal and other expenses for which it is liable under this subsection (a) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

                  (b) INDEMNIFICATION BY THE REPRESENTATIVE. The Representative agrees that it will indemnify and hold harmless the Company, the Selling Shareholders, each of the Company's officers who signs the Registration Statement, each of its directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage, expense or action, joint or several, to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to the Underwriters in Subsection 8(a), but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or a Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing by the Representative to the Company expressly for use in the Registration Statement (or any amendment thereto). The indemnity agreement contained in this Subsection 8(b) is in addition to any liability which the Representative may otherwise have to the Company and the Selling Sharholders or any of the Company's directors, officers, or controlling persons. The Company and the Selling Shareholders acknowledge that the statements in any Preliminary Prospectus and in the Prospectus made under the caption "Underwriting" constitute the only information furnished in writing by the Representative expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus. The Representative agrees to pay any legal and other expenses for which it is liable under this Subsection 8(b) from time to time (but not more frequently than monthly) within 30 days of receipt of a bill therefor.

                  (c) INDEMNIFICATION BY THE SELLING SHAREHOLDERS. The Selling Shareholders, jointly or severally, agree to indemnify and hold harmless the Company, each of the Company's officers who signs the Registration Statement, the Representative, each of the other Underwriters and each person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each of them, to the same extent as the foregoing indemnity from the Company to the Underwriters in Section 8(a) above but only with respect to (i) statements or omissions of a material fact, if any, made in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Shareholders expressly for use in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Selling Shareholders contained in this Agreement. In case any action shall be brought against the Company, any Underwriter or any other person so indemnified based on any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, or with respect to any such breach, and in respect of which indemnity may be sought against any of the Selling Shareholders, the Selling Shareholders shall have the rights and duties given to the indemnifying parties, and the Company, the Underwriters and each other person so indemnified shall have the rights and duties given to the indemnified parties under the provisions of this Section 8.

                  (d) CLAIMS. Promptly after receipt by an indemnified party under this Section 8 of notice of any claim, threatened claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the claim, threatened claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with its counsel, who shall be reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim, threatened claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent it and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Representative against the Company and/or the Selling Shareholders under this Section 8 if, in the Representative's reasonable judgment, it is necessary for the Representative and its controlling persons to be represented by separate counsel in order to avoid an actual or potential conflict of interest or if the Representative shall have reasonably concluded that there may be defenses available to the Representative and its controlling persons different from or in addition to those available to the Company or the Selling Shareholders, and in either such event the reasonable fees and expenses of such separate counsel shall be paid by the Company and the Selling Shareholders. An indemnifying party shall not be liable for any settlement of any action or claims effected without its written consent (which consent shall not unreasonably be withheld).

                  [Anything herein to the contrary notwithstanding, the indemnity agreement of the Company in Subsection 8(a) hereof, the representations and warranties in this Agreement and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus contained in any certificate furnished by the Company pursuant to Section 7 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Securities Act, shall not extend to the extent of any interest therein of a controlling person or partner of the Representative who is a director, officer or controlling person of the Company when the Registration Statement has become effective, except in each case to the extent that an interest of such person shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Securities Act. Unless in the opinion of counsel for the Company the matter has been settled by a controlling precedent, the Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question whether such interest is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.]

                  (e) CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which indemnification provided for in Subsections 8(a), or 8(b) or 8(c) is unavailable, the Company, the Underwriters or the Selling Shareholders shall contribute to the aggregate loss, claim, damage, expense and liability to which the Company, the Underwriters or the Selling Shareholders may be subject (and, in any case where the Company is seeking contribution, after seeking contribution from persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may be liable for contribution and after deducting from such loss, claim, damage, expense and liability the amount of contribution obtained from such persons or the Representative) in such proportions as are applicable to reflect the relative benefits received by the Company, the Underwriters and the Selling Shareholders from the offering of the Securities; provided, however, that if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under Subsection 8(d), then the relative fault of the Company, the Underwriters or the Selling Shareholders, in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Public Offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters (the "Underwriters Portion"), in each case appearing on the cover page of the Prospectus; provided, however, that (i) the provisions of the Agreement Among Underwriters, if any, shall govern the contribution among Underwriters, (ii) in no case shall the Underwriters (except as may be provided in the Agreement Among Underwriters, if any) be responsible for any amount in excess of their respective pro rata shares, based on the number of Securities purchased by each of them, of the amount of the Underwriters Portion, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault of the Company and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether in the case of an untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, such statement or omission relates to information supplied by the Company or the Selling Shareholders, on the one hand, or by the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Subsection 8(e) were determined by pro-rata allocation (even if the Underwriters are treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Subsection 8(e). The amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities referred to above in this Subsection 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against or appearing as a third-party witness in any such action or claim. For purposes of this Subsection 8(e), each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause
(iii) of this Subsection 8(e). Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligations it may have hereunder or otherwise (except as specifically provided in Subsection 8(d)). No party shall be liable for contribution with respect to any action or claim settled without its consent (which consent shall not unreasonably be withheld).

                  (f) SURVIVAL. The respective indemnity and contribution agreements by the Underwriters, the Selling Shareholders and the Company contained in this Section 8, and the covenants, representations and warranties of the Selling Shareholders and the Company set forth herein, shall remain operative and in full force and effect regardless of (i) any investigation made by the Underwriters or on their behalf or by or on behalf of any person who controls the Underwriters, by the Company or any controlling person of the Company or any director or any officer of the Company, (ii) acceptance and delivery of the Securities, the Underwriters' Warrants and Warrant Securities and payment therefor, or (iii) any termination of this Agreement, and any successor to the Company or to the Underwriters or any person who controls any of Underwriters or the Company, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements.

         9. EFFECTIVENESS. This Agreement shall become effective contemporaneously with the effectiveness of the Registration Statement, or at such date after the Effective Date as the Underwriters, in their discretion, shall first release the Securities for sale to the public; PROVIDED, HOWEVER, that the provisions of Sections 5, 8, and 9 hereof shall at all times be in full force and effect from the date first written above. For the purposes of this
Section 9, the Securities shall be deemed to have been released for sale to the public upon release by the Underwriters after the Effective Date of a newspaper advertisement relating to the Securities or upon release by the Underwriters thereafter of telegrams advising securities dealers of the effectiveness of the Registration Statement, whichever shall first occur.

         10. TERMINATION. This Agreement may be terminated, in the Representative's sole and absolute discretion, by notice given to the Selling Shareholders and the Company prior to the Closing Date if the Company or the Selling Shareholders shall have failed, refused, or been unable, prior to the Closing Date, to perform any material agreement required to be performed by it hereunder, or if any other condition precedent to the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled. In addition, this Agreement may be terminated, as set forth above, if, prior to the Closing Date, any of the following shall have occurred: (i) material governmental restrictions (not in force and effect on the date hereof) have been imposed on trading in securities on The Nasdaq SmallCap Market(R) or in the over-the-counter market; (ii) a material adverse change, beyond normal fluctuations, in general financial market or economic conditions from such conditions on the date hereof; (iii) a material interruption in mail or telecommunications service or other general means of communications within the United States after the execution and delivery of this Agreement; (iv) a banking moratorium has been declared by federal or New York or Florida state authorities; (v) an outbreak of major international hostilities or other national or international calamity has occurred; (vi) the passage by the Congress of the United States or by any state legislative body of any act or measure, or the adoption of any orders, rules, or regulations by any governmental body or executive or any authoritative accounting institute or board, that the Underwriters believe will have a Material Adverse Effect on the business, financial condition, or financial statements of the Company or the distribution of the Securities or market for the Securities; or (vii) any Material Adverse Effect has occurred, since the respective dates of which information is given in the Registration Statement and Prospectus, in the condition of the Company or HotelView, financial or otherwise, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party, except as provided in Section 8 herein and except that the Company shall remain obligated to pay costs and expenses pursuant to Section 5 herein. If the Representative elects to prevent this Agreement from becoming effective, or to terminate this Agreement, as provided in this Section 10, the Representative shall promptly notify the Company and the Selling Shareholders by telegram or telephone, and confirm by letter, and the Representative shall not be under any liability to the Company or the Selling Shareholders.

         11. DEFAULT BY THE UNDERWRITERS. If the Underwriters shall fail at the Closing Date to purchase the Securities that they are respectively obligated to purchase pursuant to this Agreement (the "Defaulted Securities"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriter, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the total number of Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of the non-defaulting Underwriters; and

                  (b) if the number of Defaulted Securities exceeds 10% of the total number of Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

In the event of any such default that does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default.

         12. SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND INDEMNITIES. The respective agreements, representations, warranties, and indemnities contained in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Company or the Underwriters or their respective officers or directors or controlling persons, and will survive delivery of and payment for the Securities and the Underwriters' Warrants and the Warrant Securities.

         13. NOTICES. All notices and other communications hereunder (unless otherwise expressly provided for herein) shall be in writing and shall be deemed given when delivered in person, on the business day (before 5:00 P.M.) sent by facsimile transmission with confirmation of receipt, or on the date indicated on the return receipt if sent by registered or certified mail (return receipt requested) to the party to receive the same at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to the Company:                       Visual Data Corporation
                                                 1600 South Dixie Highway
                                                 Suite 3A
                                                 Boca Raton, Florida 33432
                                                 Attention:  Mr. Randy S. Selman, President

        with a copy to:                          Atlas, Pearlman, Trop & Borkson, P.A.
                                                 200 East Las Olas Boulevard, Suite 1900
                                                 Fort Lauderdale, Florida 33301
                                                 Attention:  Charles B. Pearlman, Esquire

        If to the Selling Shareholders:          Randy S. Selman
                                                 Alan M. Saperstein
                                                 [Insert addresses]

        If to the Representative:                Noble International Investments, Inc.
                                                 1801 Clint Moore Road
                                                 Suite 110
                                                 Boca Raton, Florida  33487
                                                 Attention:  Mr. Nico P. Pronk, President

        In each case with a copy to:             Broad and Cassel
                                                 201 South Biscayne Boulevard
                                                 Suite 3000
                                                 Miami, Florida  33131
                                                 Attention:  Dale S. Bergman, P.A.
                                                 or Linda C. Frazier, Esquire

         14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors. Except as only to the extent stated in Section 8 herein with respect to the officers, directors and controlling persons referred to in such Section 8, no person other than the parties hereto and their respective successors will have any right or obligation hereunder. The terms "successor" and "successors and assigns" as used in this Agreement shall not include any buyer, as such, of any of the Securities from the Underwriters.

         15. CONSENTS AND PRIOR APPROVALS. Any consent or approval by the Underwriters required hereunder to any corporate action of the Company shall not be unreasonably withheld, and, notwithstanding any other provision hereof, any such consent or approval to any corporate action of the Company after the Closing Date, shall not be required if the Company obtains an opinion from an AV-rated law firm that the requirement of such consent or approval constitutes an abrogation of the Board of Directors' duties under the corporate law of such jurisdiction.

         16. ENTIRE UNDERSTANDING; INCORPORATION BY REFERENCE. This Agreement, together with the Financial Consulting Agreement, the Representative's Warrant, and the other documents, exhibits and schedules referred to herein, contains the entire understanding between the parties hereto and supersedes any prior understandings or oral or written agreements between them respecting the subject matter hereof. The documents, exhibits and schedules referred to in this Agreement are incorporated herein by reference.

         17. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which taken together shall constitute one and same agreement.

         18. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to choice of law or conflict of laws principles thereof, and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Palm Beach County, Florida.

         Please confirm, by signing and returning to the Company counterparts of this Underwriting Agreement, that the foregoing correctly sets forth the understanding between the Company, the Selling Shareholders and the Representative, whereupon this Agreement will constitute a binding agreement among us.

                               Very truly yours,

                               VISUAL DATA CORPORATION, a Florida corporation

                               By:
                                  -------------------------------
                               Name:  Randy S. Selman
                               Title: President

                             [SIGNATURES CONTINUED]

                               SELLING SHAREHOLDERS

                               -------------------------------
                               Randy S. Selman

                               -------------------------------
                               Alan M. Saperstein

Confirmed and Accepted as of the date first above-written:

NOBLE INTERNATIONAL INVESTMENTS, INC.,
a Florida corporation

By:________________
Name: NICO P. PRONK
Title:   PRESIDENT

                                   SCHEDULE 1


                                                               NUMBER OF
            UNDERWRITERS                                       SECURITIES
            ------------                                       ----------

Noble International Investments, Inc.





                Total

                                  SCHEDULE 3(q)

                            COMPANY SHAREHOLDERS NOT
                      SUBJECT TO RESTRICTIONS ON TRANSFERS

                                    EXHIBIT A

                            REPRESENTATIVE'S WARRANT

                                    EXHIBIT B

                         FINANCIAL CONSULTING AGREEMENT

                                    EXHIBIT C

                           OPINION OF COMPANY COUNSEL


         1. Each of the Company and HotelView is duly organized and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus.

         2. Each of the Company and HotelView is qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such qualification necessary, except for such jurisdictions where the failure, either singly or in the aggregate, to do so or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business, assets, properties, results of operations or prospects (financial or otherwise) of the Company (hereinafter a "Material Adverse Effect"). The Company owns, directly or indirectly, 100% of the outstanding capital stock of HotelView, and all of such shares have been validly issued, are fully paid and non-assessable, were not issued in violation of any preemptive rights, and, except as set forth in the Prospectus, are owned free and clear of any liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever. The Company does not own, directly or indirectly, any shares of stock or any other securities of any corporation, or have any equity interest in any firm, partnership, joint venture, association or other entity, other than HotelView.

         3. The Company has full corporate power and authority to execute and deliver the Underwriting Agreement, the Representative's Warrant, and the Financial Consulting Agreement (collectively, the "Transaction Documents"), to perform its obligations thereunder and to consummate the transactions provided for therein. The execution and delivery of the Transaction Documents by the Company, the performance of its obligations thereunder, the consummation by the Company of the transactions contemplated thereby and the Company's compliance with the terms of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company. The Transaction Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that (i) enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and general equitable principles or a requirement as to commercial reasonableness, and (ii) enforceability of the indemnification and contribution provisions set forth in the Underwriting Agreement may be limited by federal or state securities laws or public policy underlying such laws.

         4. The "lock-up" agreements described in Section 3(r) of the Underwriting Agreement delivered to the Representative have been duly executed and delivered by the shareholders who are parties thereto, and constitute legal, valid and binding obligations of such shareholders, enforceable against each of them in accordance with their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

         5. None of (i) the Company's issue and sale of the Securities, the Representative's Warrant and Warrant Securities (collectively, the "Registered Securities"), and (ii) the execution and delivery of the Transaction Documents, performance of the Company's obligations thereunder, consummation of the transactions contemplated therein or the conduct by the Company of its business as described in the Prospectus, conflicts with, or will conflict with, results in, or will result in, any breach or violation of any of the terms or provisions of, constitutes, or will constitute, a default under, or results in, or will result in, the creation of any lien, charge, claim, encumbrance or security interest of any kind or nature whatsoever upon any property or assets of the Company pursuant to (A) the articles of incorporation or by-laws of the Company or HotelView, (B) to such counsel's knowledge after due inquiry, any note, contract, commitment, indenture, deed of trust, mortgage, voting trust agreement, shareholders agreement, license or other agreement or instrument to which the Company or HotelView is a party, by which it is bound or to which any of its properties may be subject, or (C) any federal, state or local law, rule or regulation applicable to the Company or, to such counsel's knowledge after due inquiry, any judgment, order or decree of any federal or [state] court, arbitrator, regulatory administrative or other governmental agency or body having jurisdiction over the Company or any of its properties or businesses.

         6. No consent, approval, authorization or order of, and no registration or filing with, any third party or any court, regulatory body, administrative agency or other governmental agency or official (other than such as may be required under the Securities Act or the Exchange Act, by the NASD or state securities laws, as to which such counsel need not express an opinion) is required for the valid authorization, issuance, sale and delivery of the Registered Securities pursuant to the Transaction Documents, for the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents and for the consummation by the Company of the transactions contemplated by the Transaction Documents.

         7. The Registration Statement has become effective under the Securities Act. To such counsel's knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or threatened.

         8. Each of the Registration Statement and the Prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act (except for the financial statements, notes and schedules, and other statistical or other financial data included therein, as to which such counsel need not express an opinion). The conditions to use Form SB-2 have been satisfied with respect to the Registration Statement.

         9. There are no laws, rules or regulations, judgments, orders or decrees, required to be described in the Registration Statement and the Prospectus other than those described in the Registration Statement and Prospectus. The statements in the Prospectus, insofar as such statements constitute a summary of laws, rules, regulations or legal conclusions, are accurate summaries and fairly and correctly present in all material respects the information called for in the Securities Act with respect to such laws, rules, regulations or conclusions.

         10. To such counsel's knowledge after due inquiry, there are no agreements, contracts or other documents or instruments required to be described in the Registration Statement and the Prospectus or required to be filed as an exhibit to the Registration Statement other than those described in the Registration Statement and the Prospectus and filed as exhibits to the Registration Statement.

         11. The persons listed under the caption "Principal and Selling Shareholders" in the Prospectus are the respective record and, to such counsel's knowledge after due inquiry, "beneficial owners" (as such phrase is defined in Regulation 13d-3 under the Exchange Act) of the Common Stock set forth opposite their respective names as and to the extent set forth therein.

         12. Except as described in the Prospectus, to such counsel's knowledge after due inquiry, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the Registered Securities.

         13. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         14. No transfer tax, stamp duty or other tax, levy, impost, deduction, charge or withholding is payable by or on behalf of the Underwriters in connection with (i) the issuance by the Company of the Registered Securities,
(ii) the purchase by the Underwriters of the Registered Securities, (iii) the purchase by the Representative of the Underwriters' Warrants or the purchase of the Warrant Securities by the Representative (or its permitted assignees) upon the exercise of the Underwriters' Warrants, and (iv) the execution and delivery by the Company of, or the performance by the Company of its obligations under, the Transaction Documents or the issuance of the certificates and instruments representing the Registered Securities.

         15. All of the agreements of the Company and HotelView described in, required to be described in or attached as an exhibit to the Registration Statement have been validly authorized, executed and delivered by the Company or HotelView and constitute legal, valid and binding agreements of the Company or HotelView, enforceable against the Company and HotelView in accordance with their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles. None of the provisions of any such agreements, contracts, documents or instruments violates any judgment, order, consent or decree or any federal or state governmental agency or court having jurisdiction over the Company, Hotelview or their respective properties or businesses, except where such violation has not and will not have a Material Adverse Effect.

         16. Except as described in the Prospectus, the Company and HotelView are not in violation of, or breach of, or in default under (i) their respective articles of incorporation or bylaws, or (ii) to such counsel's knowledge after due inquiry, any material license, contract, indenture, mortgage, installment contract, deed of trust, lease, voting trust agreement, shareholders agreement, note, loan or credit agreement, or other agreement or instrument to which the Company or HotelView is a party, by which the Company or HotelView is bound or to which any of its properties are subject.

         17. The Company and HotelView hold all licenses, permits, certifications, registrations, approvals, consents and franchises from all governmental or regulatory authorities, officials or agencies necessary to own or lease and operate its properties and to conduct its business as described in the Prospectus.

         18. To such counsel's knowledge after due inquiry, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries pending, or to such counsel's knowledge after due inquiry, threatened, against or involving the Company, HotelView or any of its properties (i) that are required to be disclosed in the Registration Statement in accordance with the Securities Act and are not so disclosed, (ii) which question the validity of the capital stock of the Company or HotelView, (iii) which question the validity, performance or enforceability of the Agreement or any action taken or to be taken by the Company or HotelView pursuant thereto or in connection therewith, or (iv) which, in such counsel's opinion, if adversely determined, would have a Material Adverse Effect.

         19. Except as disclosed in the Prospectus, (i) there is no claim or action by any person pertaining to, or proceeding pending or threatened, that challenges the ownership or use by the Company or HotelView of any copyright, trademark, service mark, service name, and trade name used by the Company or HotelView in the conduct of its business; and (ii) each of the Company and HotelView owns and has full right, title and interest in and to, or has the valid and exclusive right to, all copyright, trademarks, service marks, service names and trade names necessary in the conduct of its business as presently conducted, or as proposed to be conducted as described in the Prospectus, except where such failure has not and will not have a Material Adverse Effect.

         20. The Company has the capitalization set forth in the Prospectus. All of the issued and outstanding shares of Common Stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable. The holders thereof have no rights of rescission with respect thereto and are not subject to personal liability solely by reason of being such holders. None of such securities were issued in violation of any preemptive or similar right. Except as described in the Prospectus, to such counsel's knowledge after due inquiry, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual rights or obligations to issue, sell, transfer or acquire, any of the capital stock of the Company or any securities convertible into or exchangeable for any of the capital stock of the Company. All issuances of capital stock by the Company prior to the date hereof either complied with or were not subject to the registration requirements of the Securities Act and were made in full compliance with all applicable federal or state laws, rules and regulations.

         21. The certificates representing the Warrants and shares of Common Stock are in due and proper form. The Securities conform to the descriptions thereof set forth in the Prospectus.

         22. Except as described in the Prospectus, no person (i) has the right to include and/or register any securities of the Company in the Registration Statement or to require the Company to file any registration statement or, if filed, to include any security in any registration statement filed by the Company, or (ii) holds any anti-dilution rights with respect to any securities of the Company.

         23. The Securities to be sold by the Company under the Agreement, the shares of Common Stock to be sold by the Company pursuant to the Warrants, the Underwriters' Warrants to be sold by the Company under the Agreement, and the shares of Common Stock and Warrants to be sold by the Company upon the exercise of the Underwriters' Warrants have been duly authorized, are not and will not be in violation of any preemptive rights or any similar rights and, when issued, paid for and delivered in accordance with the terms of the Agreement and will be validly issued, fully paid and nonassessable. The holders thereof will not be subject to any restriction on the voting or transfer thereof (other than in accordance with their terms) or to any personal liability solely by reason of being such holders, and the issuance thereof is not in violation of any preemptive or similar right.

         24. All corporate action required to be taken for the authorization, issue and sale of (i) the Securities, (ii) the Underwriters' Warrants, and (iii) the shares of Common Stock and Warrants underlying the Underwriters' Warrants, and for the reservation of the shares of Common Stock required to be reserved for issuance upon the exercise of the Warrants and Underwriters' Warrants, have been duly and validly taken.

         25. The Warrants and Underwriters' Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby. The shares of Common Stock issuable upon exercise of the Warrants and Underwriters' Warrants have been reserved for issuance at the exercise prices and under the other terms and conditions provided for in the Warrant Agreement and Underwriters' Warrants.

         26. When the certificates for the Securities being sold under the Agreement by the Company are duly countersigned by the Company's transfer agent and delivered to the Underwriters against payment therefor, as provided in the Agreement, the Underwriters will acquire the Registered Securities free and clear of any adverse claim that has been identified in a written claim received by the Company, assuming the Underwriters acquired such shares in good faith and without notice of any such adverse claim.

         27. Counsel has participated in conferences with officers and other representatives of the Company, representatives of the Company's accountants, the Representative and counsel to the Representative, at which the contents of the Registration Statement, the Prospectus and related matters were discussed. Although counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, no facts or circumstances have come to their attention which lead them to believe that, on the Effective Date and on the Closing Date, the Registration Statement and the Prospectus contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the financial statements and other financial and statistical data included therein, as to which such counsel need not express an opinion).


                                       C-6